UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 29, 2021

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.000001 per share	ATVI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2021, Activision Blizzard, Inc. (the “Company”) announced the appointment of Armin Zerza, the Company's Chief Commercial Officer, to serve as Chief Financial Officer of the Company. Mr. Zerza's appointment as the Company's next Chief Financial Officer and its Principal Financial Officer follows Dennis Durkin's notice to the Company on the same date that he would retire as the Company's Chief Financial Officer during the second fiscal quarter of 2021.

Mr. Zerza, age 51, has significant leadership experience at the Company, having served as the Company’s Chief Commercial Officer since 2019, as well as the Chief Operating Officer of Blizzard Entertainment since 2017. He previously served from 2015 through 2017 as Chief Financial Officer of Blizzard Entertainment.  Mr. Zerza joined the Company after more than 20 years with Procter & Gamble in North America, Europe, and Latin America, where he held a number of positions of increasing responsibility, including most recently serving as Chief Financial Officer of Procter & Gamble’s Latin America division and its European Baby Care business. He holds a master’s degree from Vienna University of Economics and Commerce.

There are no family relationships between Mr. Zerza and any Director or Executive Officer of the Company. Mr. Zerza has not engaged in any related person transaction (as defined in Item 404(a) of Regulation S-K) with the Company. In connection with Mr. Zerza’s appointment, the Company and Mr. Zerza have entered into an Employment Agreement as summarized below.

Mr. Zerza’s term of employment under his agreement begins on April 1, 2021 and continues through March 31, 2024 (subject to the Company’s right to extend for an additional year, as well as the Company’s right to extend for a second year if Mr. Zerza earns an amount equal to at least twice his targeted compensation under the agreement prior to April 1, 2025). The agreement provides for: a minimum annual base salary of $800,000; eligibility to receive annual discretionary bonuses targeted at 150% of base salary; participation in other benefits generally available to executives of the Company; a Company-paid supplemental life insurance policy for Mr. Zerza with a face amount of $2.0 million; and a one-time payment of $1.0 million, in cash, restricted share units or any combination thereof, as a long-term contract inducement, some or all of which is subject to a “clawback” if Mr. Zerza leaves the Company’s employment in certain circumstances. In the event the Company exercises its two one-year extension options described above, and extends the term of the agreement through March 31, 2026, then commencing April 1, 2025, Mr. Zerza’s base, bonus, and target equity awards will be no less than the median base, bonus, and target equity awarded to similarly situated executives of the Company’s peer companies for the prior year, subject to adjustment as set forth in the agreement.

Mr. Zerza initially will be granted equity consisting of: (1) stock options ($4.0 million grant value), one-half of which will vest on March 31, 2024 and one-half of which will vest on March 31, 2025, in each case subject to continued employment through the applicable vesting date; (2) performance-vesting restricted share units ($1.876 million grant value at target and 125% of target at maximum performance), subject to vesting on March 31st in each of the first three years occurring after the year of grant, based on achievement of specified performance metrics; (3) performance-vesting restricted share units ($1.5 million grant value at target and 125% of target at maximum performance), subject to vesting on the third March 31st following the year of grant, based on achievement of specified performance metrics; and (4) performance-vesting restricted share units ($6.0 million grant value at target and 125% of target at maximum performance), divided into tranches vesting over two three-year performance periods (January 1, 2021 through December 31, 2023 and January 1, 2022 through December 31, 2024) based on achievement of specified performance metrics. Mr. Zerza is also eligible to receive additional annual grants of performance-vesting restricted share units with vesting and target grant values the same as described in clauses (2) and (3) in the preceding sentence.

If the agreement is terminated by reason of Mr. Zerza’s death or disability, by the Company without “cause”, or by Mr. Zerza due to the relocation of his principal place of business without his consent, Mr. Zerza is entitled to certain severance benefits, as more fully described in the agreement. Such severance benefits are generally contingent on Mr. Zerza timely executing a waiver and release in a form prepared by the Company. Notwithstanding the foregoing, absent certain performance metrics being satisfied and the Chief Executive Officer of the Company exercising discretion to increase Mr. Zerza’s severance benefits, the aggregate of all severance benefits due to Mr. Zerza under the agreement will be limited to Mr. Zerza’s aggregate target compensation under the agreement for the year prior to termination.

Certain payments contemplated by the agreement that would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code are subject to reduction.

The description of the agreement provided above does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. Readers are encouraged to review the final Employment Agreement, which the Company expects to file with the SEC with its Quarterly Report on Form 10-Q for the period ending March 31, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 2, 2021

ACTIVISION BLIZZARD, INC.

By:	/s/ Frances Townsend
Frances Townsend
Executive Vice President, Corporate Affairs, Corporate Secretary and Chief Compliance Officer